UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  July 22, 2013

Commission File Number:  001-35522

Banc of California, Inc.
(Exact name of small business issuer as specified in its charter)

Maryland
(State or other jurisdiction of incorporation or organization)
04-3639825
(IRS Employer Identification No.)

18500 Von Karman Ave, Suite 1100, Irvine, California 92612
(Address of principal executive offices)

949-236-5211
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Banc of California, Inc. (the "Company") today announced that the Company's Board of Directors has appointed Mr. Eric Holoman as a director, effective immediately. Mr. Holoman was also appointed as Chair of the Company's new Community Reinvestment Act Committee. A press release announcing Mr. Holoman's appointment is attached to this Current Report on Form 8-K as Exhibit 99.1.

Mr. Holoman is currently President of Magic Johnson Enterprises, but held several positions in private banking with Bank of America and Wells Fargo Bank, including serving as head of Well's Fargo's private mortgage bank in Los Angeles, before joining Magic Johnson Enterprises. Mr. Holoman also serves as Vice-President of the Los Angeles Department of Water and Power Board. Mr. Holoman has a degree of Finance from the University of Southern California.

There are no arrangements or understandings pursuant to which Mr. Holoman was appointed as a director, and there are no related party transactions between the Company and Mr. Holoman that would require disclosure under Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Banc of California, Inc.

Date:   July 22, 2013
By:	/s/ Richard Herrin

Name: Richard Herrin
Title: Executive Vice President, Chief Risk Officer and Corporate Secretary

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release, dated July 22, 2013